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                                                                  EXHIBIT 99.A-2
                                                                      Form 8-K

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement"), dated as of March 5, 1999, is by and among TouchStone Software Corporation, a Delaware corporation (the "Company"), Unicore Software, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Company (the "Subsidiary") and Pierre A. Narath ("Narath"). This Agreement shall for all purposes be deemed to be effective as of March 1, 1999 (the "Effective Date"). In consideration of the mutual covenants and conditions set forth below, the Company, the Subsidiary and Narath hereby agree as follows:

         1. EMPLOYMENT. The Company and the Subsidiary hereby employ Narath and Narath hereby accepts employment with the Company and the Subsidiary subject to the covenants and conditions of this Agreement.

         2. DUTIES. Narath shall be employed in the capacity of President and Chief Executive Officer of the Company and President, Treasurer and Clerk of the Subsidiary. During the term of employment (as defined below), Narath shall, on a substantially full time basis, use his skills and render services to the best of his ability in performing such duties as are consistent with his position, subject to the direction of the Board of Directors of the Company. It is understood by the parties that Narath may pursue certain business ventures, provided that such ventures do not substantially interfere with his employment under this Agreement.

         3. TERM. Subject to earlier termination as hereafter provided, this Agreement shall have an original term of three (3) years commencing on the Effective Date and shall be automatically extended thereafter for successive terms of one (1) year each (the "Extended Term"), unless either party provides notice to the other at least six (6) months prior to the expiration of the original term or the Extended Term that the Agreement is not to be extended. The term of this Agreement, as from time to time extended or renewed, is herein referred to as the "term of employment," the "term of this Agreement" or the "term hereof".

         4. BASE SALARY. During the term of Narath's employment hereunder, Narath shall be paid a base salary at an annual rate of Two Hundred Thousand ($200,000.00) Dollars for the period from the Effective Date to December 31, 1999, at an annual rate of Two Hundred and Ten Thousand ($210,000.00) Dollars for the period from January 1, 2000 - December 31, 2000 and at an annual rate of Two Hundred and Twenty Five Thousand ($225,000.00) Dollars for the period from January 1, 2001 - December 31, 2001. During the Extended Term, Narath shall be paid a base salary at an annual rate to be mutually agreed between the Company and Narath, with such annual rate to be not less than Two Hundred and Twenty Five Thousand ($225,000.00) Dollars or such higher amount as may be mutually agreed by the parties. Payments of base salary shall be in equal installments at the end of such regular payroll periods as are established by the Company, or in such other installments upon which the parties hereto shall mutually agree.


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         5. INCENTIVE COMPENSATION. In addition to the base salary, Narath shall be entitled to receive incentive bonus compensation in accordance with the terms established from time to time by the Board of Directors of the Company and/or the Subsidiary. In addition to the foregoing, Narath shall be provided with a bonus equal to the product of (i) the aggregate gross sales, less all returns, of the Company, Unicore and all of their subsidiaries and affiliates in the fiscal year ended December 31, 1999, in excess of Six Million ($6,000,000.00) Dollars; multiplied by (ii) 3.5%. Such bonus shall be paid by the Company to Narath in cash no later than March 1, 2000. For fiscal years after the year ended December 31, 1999, the amount of Narath's bonus shall be mutually agreed upon by Narath and the Board of Directors of the Company.

         6. PARTICIPATION IN BENEFIT PLANS. Narath shall be entitled to participate in, and receive benefits under, all the Company's employee benefit plans and arrangements as in effect from time to time (including, but not limited to, participation in any pension, profit sharing, stock option, stock bonus or employee stock ownership plan adopted by the Company). Such benefit plans and arrangements shall not be less than any benefit plans and arrangements which the Subsidiary currently maintains.

         7. VACATION DAYS. Narath shall be entitled to twenty (20) vacation days, which number may be increased from time to time as determined by the Company to be appropriate for similarly situated senior executives of the Company and paid holidays in each year as are determined by the Company from time to time for similarly situated senior executives; provided that the aggregate annual number of such vacation days and paid holidays shall at no time fall below the number of days per year to which Narath was entitled with the Subsidiary immediately prior to the Effective Date.

         8. PERQUISITES. The Company shall provide Narath with life, health, dental, disability and other insurance at a level not less than the level to which Narath was entitled with the Subsidiary immediately prior to the Effective Date. The Company shall provide Narath with a new motor vehicle every two (2) years, such motor vehicle to be selected by Narath and to be substantially similar to the motor vehicle to which Narath was entitled with the Subsidiary immediately prior to the Effective Date, and the Company shall pay to, or for the benefit of, Narath all motor vehicle expenses, any applicable loan or lease payments, customary insurance, gas, taxes, maintenance and any other costs related thereto.

         9. EXPENSES. Narath shall receive prompt reimbursement for all reasonable travel, entertainment and business-related expenses in connection with his employment hereunder, in accordance with the reasonable policies of the Board of Directors of the Company, including, but not limited to, the cost of all telephone and telephone-related expenses incurred at his personal residence in respect of business matters.

         10. TRAVEL/RELOCATION. Narath shall not be required to travel in connection with his employment hereunder to any extent materially greater than the normal and customary travel incurred by him with the Subsidiary during the one (1) year period of time immediately prior to the Effective Date. The Company shall not locate or relocate the Company's offices


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at which Narath is principally employed to a location more than 25 miles from the Subsidiary's offices in North Andover, Massachusetts and the Company shall not require Narath to be based anywhere other than the Subsidiary's offices at such location.

         11. DIRECTOR. During the term of this Agreement, the Company agrees to propose to the stockholders of the Company at each Annual Meeting of such shareholders during the term hereof the election or re-election of Narath as a member of the Board of Directors of the Company. During the term of this Agreement, the Company agrees to vote its shares of the Subsidiary in favor of the election of Narath as a member of the Board of Directors of the Subsidiary. During the period in which Narath is a director of the Company or the Subsidiary, and for a period of three (3) years thereafter, the Company shall maintain directors and officers' liability insurance coverage for the Company and the Subsidiary in an amount not less than the coverage amount currently in force.

         12. TERMINATION OF EMPLOYMENT. a) During the term of this Agreement, the Company may terminate Narath's employment with the Company only for the following reasons:

                  1.   Upon the death of Narath.
                  2. If Narath is (a) permanently disabled as defined and determined under any disability insurance policy carried by the Company covering Narath or (if no such policy is then in place) if Narath is unable to perform his duties effectively for reasons such as mental illness, injury, physical illness or disability and such inability has continued for a period in excess of six (6) months, as evidenced by a written statement of Narath's physician, or
                      (b) deemed incapacitated by a court of competent jurisdiction in a final ruling.
                  3. As a result of any tender or exchange offer, merger, consolidation or other business combination, sale of assets or contested election, or any combination of the foregoing transactions: (a) the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company (or of any successor entity), (b) the Company is not the surviving corporation in the transaction, or (c) the stockholders of the Company immediately prior to such transaction do not hold immediately after such transaction a majority in the aggregate of the outstanding common shares of the surviving entity.
                  4. The sale or disposition of all or substantially all of the assets of the Company in one transaction or in a series of transactions.
                  5.  The liquidation or dissolution of the Company.
                  6. The willful and continued failure by Narath to substantially perform his duties with the Company (other than failure resulting from the incapacity of Narath due to physical or mental illness) after a written demand for substantial performance is delivered to Narath by the Company which demand specifically identifies the manner in which the Company believes that Narath has not substantially performed Narath's duties and provided that


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                      Narath fails to cure such performance within thirty (30)
                      days following said written demand.
                  7. The willful and intentional engagement by Narath in conduct which is demonstrably and materially injurious to the Company or the Subsidiary, including material unlawful conduct, material and conscious falsification or unauthorized disclosure of important records, embezzlement or unauthorized conversion of property.
                  8. By the Company for any reason by giving Narath thirty (30) days written notice specifying the date as of which his termination is to become effective.

         b) During the term of this Agreement, Narath may terminate his employment with the Company at any time for Good Reason. For purposes of this Agreement the term "Good Reason" shall mean: (i) the assignment to Narath without his consent of any duty which is inconsistent in any material respect with Narath's position, authority, duties or responsibilities as specified in
Section 2 above; or (ii) a material breach by the Company of the terms of this Agreement which breach is not cured within thirty (30) days after written notice from Narath.

         c) In addition to a termination for Good Reason, during the term of this Agreement, Narath may terminate his employment with the Company for any reason by giving thirty (30) days written notice to the Company specifying the date as of which his termination is to become effective. Upon voluntary termination by Narath of his employment pursuant to this Section 12(c), the Company shall have no further obligation to Narath under this Agreement except to distribute to Narath his base salary due pursuant to Section 4 hereof and accrued vacation pay and expenses up to the date of termination, together with any bonus accrued to Narath as of the date of termination. This Section 12(c) shall not apply to a termination by Narath for Good Reason, which shall be governed by the terms of Section 12(b) above and Section 13 below.

         13. EFFECT OF TERMINATION.

         a) Upon the occurrence of any event listed in Section 12(a)(3) or 12(a)(4) (a "Change in Control") which has not been approved by Narath in his capacity as a director of the Company, and the termination of this Agreement at any time within Twelve (12) months of the Change in Control, including, without limitation, any termination by Narath for Good Reason, the Company, upon such termination, shall make a lump sum cash payment to Narath equal to the sum of (collectively, the "Change in Control Payment"): (i) 200% of the annual base salary payable in cash or its equivalent, or agreed to be paid in lieu of cash compensation to Narath at the time of termination of Narath's employment; plus
(ii) 200% of the amount of any bonuses paid to, or earned by, Narath during the previous calendar year; plus (iii) a gross-up payment in the amount of all deductions for all federal, state and local income taxes, excise tax and FICA and Medicare withholding taxes such that the net payment to Narath shall equal the sum of i and ii above. The Company shall continue to provide to Narath, at no charge, for a period of eighteen (18) months after the date of termination, Narath's then-existing coverage under the Company's health, dental, life and disability insurance plans or, if continued coverage under such plans cannot be provided, substantially equivalent coverage under


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alternative arrangements. In the event that the benefits payable to Narath under this Section are subject to the 20% excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall pay to Narath an additional payment in the amount of all deductions for all federal, state and local income taxes, excise tax and FICA and Medicare withholding taxes attributable to the excise tax, such that the net payment to Narath shall equal the Change in Control Payment.

         b) Upon the occurrence of a Change in Control which has been approved by Narath in his capacity as a director of the Company, Narath shall nevertheless continue to be entitled to terminate his employment for Good Reason, in which case the provisions of Section 13(c) below shall apply.

         c) Upon termination of Narath's employment pursuant to Sections 12(a)(1), 12(a)(2), 12(a)(5), 12(a)(8) or 12(b) hereof, the Company shall make a lump sum cash payment to Narath equal to the sum of: (a) one year's base salary payable in cash or its equivalent, or agreed to be paid in lieu of cash compensation to Narath at the time of Narath's termination of employment; plus
(b) the amount of any bonuses paid to, or earned by, Narath during the previous calendar year. The Company shall continue to provide to Narath, at no charge, for a period of eighteen (18) months after the date of termination, Narath's then-existing coverage under the Company's health, dental, life and disability insurance plans or, if continued coverage under such plans cannot be provided, substantially equivalent coverage under alternative arrangements.

         Upon termination of Narath's employment pursuant to Section 12(a)(6) or 12(a)(7), the Company shall have no further obligation to Narath under this Agreement except to deliver to Narath his base salary due pursuant to Section 4 and accrued vacation pay and expenses up to the date of termination, together with any bonus accrued to Narath as of the date of termination.

         14. WITHHOLDING. Subject to the terms of Section 13 hereof, all payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

         15. COMPETITIVE EMPLOYMENT. For a period of one (1) year after the date of the termination of his employment, Narath shall not engage in Directly Competitive Employment (as hereinafter defined). For purposes of this Agreement, "Directly Competitive Employment" shall mean employment with those employers who have been individually and specifically determined by the Company in a written notice given to Narath by the Company, at or within five (5) days of Narath's termination, to offer directly competitive employment with respect to Narath's former employment with the Company. In making its determination under this Section, the Company shall determine that Narath's knowledge of such matters as the Company's particular methods, policies, customers, suppliers, personnel or plans, as distinguished from the skills, experience and services of Narath in general, would materially enhance Narath's new employer. For purposes of this Agreement, the Company shall identify not more than five (5) persons, firms, or corporations which would constitute Directly


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Competitive Employment. Narath believes that the restrictions in this Section are reasonable and they will not prevent Narath from pursuing his livelihood. However, should a court or tribunal find that the definition of Directly Competitive Employment is unreasonable, then Narath recognizes that the court shall interpret and enforce the definition to the maximum lawful extent.

         16. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Narath shall protect, safeguard, and keep secret business, technical and trade information that has been discovered or accumulated by or for the Company (the "Confidential Information"), except as otherwise authorized by the Company in writing and as is required in the performance of his duties pursuant to this Agreement, during Narath's employment and thereafter. For purposes of this Agreement, the term "Confidential Information" shall not include information that Narath acquires from parties other than the Company, or to any information, matter or thing that is in the public domain or has been disclosed to others by the Company or its subsidiaries, employees or agents. Narath shall also use the Confidential Information only for the Company's benefit and only at the Company's direction. Narath shall not, and shall not allow another to, publish or disclose the Confidential Information to any third party or use it for any other purpose, other than as required pursuant to court order, subpoena in a governmental proceeding, arbitration or other process of law. Narath understands that such Confidential Information includes, but is not limited to, trade secrets, business or financial information (including markets, sales, profits, pricing, and customer lists), plans or projections for future development, ideas, technical data or other information which have been kept secret or confidential by the Company, regardless of whether the Confidential Information is merely remembered or embodied in a tangible medium, developed in whole or part by Narath, or whether it was provided to Narath. Immediately upon termination of employment for any reason, Narath shall return to the Company all records, files, computer disks, stored computer data or other tangible or electronic media containing such Confidential Information, including all copies.

         17. AUTHORIZATION AND EXECUTION. The Company hereby represents and warrants that the execution and delivery of the Agreement by the Company has been authorized by all necessary corporate action of the Company, including the unanimous consent of the Board of Directors (excluding Narath), and the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

         18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

         19. MODIFICATION AND TERMINATION. Any waiver, termination, alteration, amendment or modification of any provision of this Agreement shall not be valid unless in writing signed by the party against whom enforcement is sought.


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         20. SEVERABILITY. Each term and provision of this Agreement is intended to be enforced to the maximum extent permitted by applicable law. If any term or provision of this Agreement, or the applicability thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.

         21. NOTICE. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed received and effective upon the earlier of (i) hand delivery to the recipient, (ii) two (2) days after posting by air courier, or (iii) five (5) days after posting by certified or registered mail, postage prepaid, return receipt requested, or (iv) when initially transmitted by facsimile transmission, if such notice is concurrently sent by traceable mail:

             (i)      If to the Company or the Subsidiary:

                      TouchStone Software Corporation
                      2124 Main Street
                      Huntington Beach, CA 92648
                      Attention:  Ron Maas

             (ii)     If to Narath:

                      Pierre A. Narath
                      1538 Turnpike Street
                      North Andover, Massachusetts 01845

                      With a copy to:

                      Mark E. Tully, Esq.
                      Devine, Millimet & Branch, P.A.
                      12 Essex Street
                      Andover, Massachusetts 01810

or to such other person or address as either of the parties shall furnish in writing to the other party from time to time.

         22. CHOICE OF LAW. This Agreement shall be governed for all purposes by the laws of the State of California, to the jurisdiction of whose courts the parties hereto submit.

         23. ATTORNEYS' FEES. In the event of litigation arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all of its attorneys' fees and other expenses incurred in connection with such litigation.


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         24. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and shall be binding upon the heirs, personal representatives, successors and assigns of the parties and no signature or other indication of assent by any such person shall be required as a prerequisite to enforceability; provided, however, that Narath's obligations to the Company are personal to Narath and Narath acknowledges that Narath may not assign them.

         25. HEADINGS AND GENDER. The headings of the Sections of this Agreement have been included for convenience of reference purposes only and shall in no way be interpreted to restrict or modify the terms hereof. The use of pronouns of any gender herein shall include pronouns of all other genders, as applicable.

         26. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which may be termed an original, but all of which together shall constitute one Agreement.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

                                       TOUCHSTONE SOFTWARE CORPORATION



                                       By:
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Witness                                Name:
                                       Title: Chairman of the Board
                                              of Directors


                                       UNICORE SOFTWARE, INC.



                                       By:
------------------------------            ------------------------------
Witness                                Name:
                                       Title:  Director




------------------------------         ---------------------------------
Witness                                     Pierre A. Narath


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